UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 10, 2011, Monster Worldwide, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the voting results at the Company’s 2011 Annual Meeting of Stockholders held on June 7, 2011. The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future stockholder advisory votes on named executive officer compensation. No changes are being made to the Original 8-K other than to add the disclosure set forth in this amendment.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(d) As previously reported, at the Company’s 2011 Annual Meeting of Stockholders held on June 7, 2011, the Company’s stockholders voted, among other matters, for an advisory vote on named executive officer compensation to be held every year, consistent with the recommendation of the Company’s Board of Directors. In light of such vote and consistent with its prior recommendation, the Company’s Board of Directors has determined that the Company shall hold future stockholder advisory votes on named executive officer compensation every year, until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of advisory votes on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By: /s/ Michael C. Miller
Name: Michael C. Miller
Title: Executive Vice President, General Counsel
and Secretary

Date: September 12, 2011